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                [KEVIN P. MARTIN & ASSOCIATES, P.C. LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated March 5, 2002 on the audit of the financial statements of BCA Associates Limited Partnership, f/k/a C & M Associates as of December 31, 2001. We also consent to our firm under the caption of "Experts."

                                          /s/ Kevin P. Martin & Associates, P.C.

                                          KEVIN P. MARTIN & ASSOCIATES, P.C.


November 22, 2002
Braintree, MA 02184